Exhibit 99.1

Rene J. Robichaud President & CEO Thomas J. Depenbrock Vice President, Treasurer & CFO Linda A. Pleiman Director - Investor Relations and Corporate Communications

This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements. Disclaimer

Products - Seamless and welded tubular products - Oil country country tubular goods (tubing & casing) - Line pipe - Alloy and carbon grades Industries served - Exploration & production - Pipelines - Selected industrial markets Customers - Distributors - Pipeline and utility companies Profile Company Description

History Company Description Sold Kentucky Electric Steel ($50.4 million) Issued $131 million in senior secured notes ("Notes") $259 million common stock offering Rene Robichaud joins firm as president Acquired Koppel ($97.7 million) Acquired Kentucky Electric Steel ($7.3 million) NS Group, Inc. is formed Company founded as Newport Steel Restructured operations Management reorganization Retired $35 million Notes New labor contracts Retired remaining public Notes Board/management changes

Highlights Pure-play OCTG exposure Significant OCTG market share Substantial energy products capacity - 820,000 tpy Strong end-user relationships Recognized high quality OCTG Only seamless & welded OCTG producer in the U.S. Strategically located finishing facilities - Houston - Tulsa Low net debt Substantial operating leverage $10 per ton change = $0.25 - $0.30 per share Company Description

2003 - 9 months: Product Mix Seamless Welded East 53 47 Welded 47% Seamless 53% Sales $190 million OCTG Line Pipe Other East 89 6 5 OCTG 89% Line Pipe 6% Other 5% OCTG Company Description

Substantial Capacity Seamless Welded 250000 570000 Welded - 570,000 TPY Seamless - 250,000 TPY 820,000 tons per year Company Description

Product Offerings SEAMLESS WELDED Alloy Carbon Production Tubing Casing Coupling Stock Drill Pipe Casing Production Tubing Line Pipe Coupling Stock Drill Pipe Mechanical Tubing Casing Line Pipe Piling Standard pipe 1.9" - 5" O.D. 4 1/2" - 16" O.D. Company Description

OCTG Market Share* Significant share of domestic shipments - 50% to 60% of small O.D. seamless - 20% to 22% of welded casing *Excludes imports Company Description

Selected Programs Anadarko Apache Burlington Chesapeake Conoco-Phillips El Paso Encana EOG Equitable Resources ExxonMobil Samson Company Description

Locations Corporate Headquarters Tubular manufacturing Tubular finishing PA OK TX KY Company Description

Balance Sheet September 30, (In millions) 2003 Cash and investments $ 4 $45 million credit facility $ 13 Shareholders' equity $ 85 Net debt to total capitalization 11.2% Shares outstanding 20.9 Company Description

Positioned for the Future Company Actions - 2000-2003 Corporate Governance - New board Majority independent Oilfield service and E&P expertise Management Reorganization - Elimination of layers - Centralized reporting - More with less

Positioned for the Future Company Actions - 2000-2003 Corporate Restructuring - Permanent closures: melt shop, strip mill & SBQ - Elimination of $18 million in annual fixed costs - 2Q '01 record EPS followed restructuring Financial - Elimination of high cost debt Company Direction - New favorable labor contracts - Record seamless casing & alloy shipments - Houston sales force - Top supplier positions

Company Action Results Safety performance - Lost workday frequency (best ever) Customer service - On-time delivery; claims closed (best ever) - Customer recognition Quality - Claims rate less than 0.5% of gross sales!

Company Action Results Operational excellence Reduction in variable conversion costs $75/ton Koppel melt shop 2003 vs. 2002 $10/ton seamless tube mill 2003 vs. 2002 Record prime yield performance on welded products Reduced manufacturing fixed costs 20% 2003 vs. 2002 Reduced SG&A 12% 2003 vs. 2002

2004 View

Industry Environment

	Natural Gas	OCTG	Steel Coil
Demand	· Slightly up in 2004 – GDP growth – Winter weather	· Increasing rig count – 1,150 to 1,200 rigs · Re-stock shelves	· Demand steady – autos – construction – exports (China)
Supply	· Balanced to tight – Storage – U.S. production – Cdn production	· Import share steady - FX issue · Domestic mills increasing output	· Full domestic participation of majors · S.201 tariffs issue?
Price	· Very attractive for drillers	· Domestic players announce price increases beginning 2004	· Prices up

U. S. Rotary Rig Count Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 11/26/2003 2004 Est Oil 379 269 128 197 217 137 152 176 Gas 564 571 496 720 939 691 959 999 Source: Baker Hughes and Company estimates

International Rig Count Source: Baker Hughes and Company estimates Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 Oct 2003 2004 Est. International 809 754 588 652 745 732 790 795

OCTG Inventory - U. S. 1998 1999 2000 2001 2002 9/3/2003 Inventory 1200 969 1506 1643 1327 1464 Per Rig 1934 1257 1352 1852 1540 1315 Source: Preston Pipe & Tube Report Inventory (tons 000's) Tons per rig Industry Environment (Demand)

OCTG Imports 1998 1999 2000 2001 2002 9 mos 03 Est All other 0.1 0.09 0.14 0.17 0.13 0.19 Europe 0.09 0.04 0.12 0.13 0.1 0.07 Source: Preston Pipe & Tube Report Industry Environment (Supply) Euro avg. FX (US$) $1.12 $1.07 $0.93 $0.89 $0.94 $1.10

Summary Outlook Improved OCTG pricing Higher shipment volumes - enhanced mix Spread fixed costs Lower conversion costs S.201 impact on steel prices

NSS Highs/Lows (2000-2003) High High Low Low Current Current Rig Count Rig Count 1,293 (7/13/01) 738 (4/5/02) 1,113 11/26/03 Energy Products Energy Products Energy Products Revenue/ton Revenue/ton - Seamless - Seamless $899 (2Q01) $754 (1Q00) $837 (3Q03) - Welded - Welded $554 (1Q01) $447 (1Q00) $467 (3Q03) Shipments/ton Shipments/ton - Seamless - Seamless 57,000 (2Q01) 25,000 (1Q02) 46,900 (3Q03) - Welded - Welded 89,000 (2Q01) 32,000 (4Q02) 73,400 (3Q03)

Summary Pure-play OCTG exposure Significant market share Strong operating leverage Low net debt position Substantial upside potential Positive outlook

Thank You!